Exhibit 99.3

UNAUDITED PRO FORMA

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements are derived from the historical consolidated financial statements of SunPower Inc. and Subsidiaries (the “Company”, “SunPower”) the historical combined financial statements of SunPower Businesses, and the historical financial statements of Sunder Energy, LLC (“Sunder”) and reflects (1) the acquisition of Sunder which closed on September 24, 2025 (the “Sunder Acquisition”), (2) the acquisition of certain businesses from SunPower Corporation which closed on September 30, 2024, (the “SunPower Acquisition” and collectively with the Sunder Acquisition “Acquisitions”) and (2) the financing of the Acquisitions (the “Financing”).

The unaudited pro forma combined financial information related to the Acquisitions has been prepared by the Company using the acquisition method of accounting in accordance with GAAP. The Company has been treated as the acquirer for accounting purposes and thus accounts for the Acquisitions as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The estimated fair value of the assets acquired and liabilities assumed and the related purchase price allocation for Sunder is provisional and has been made solely for the purpose of providing unaudited pro forma combined financial information. As a result of the foregoing, the pro forma adjustments for Sunder are provisional and have been made solely for the purpose of providing unaudited pro forma combined financial information.

The unaudited pro forma combined statements of operations for the fiscal year ended December 29, 2024 combine the historical statements of operations of the Company, SunPower Businesses and Sunder on a pro forma basis as if the Acquisitions and the Financing, summarized below, had been consummated on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma combined statements of operations for the thirty-nine week period ended September 28, 2025, combine the historical statements of operations of the Company, and Sunder on a pro forma basis as if the Sunder Acquisition and the financing of the Sunder Acquisition, summarized below, had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisitions.

The unaudited pro forma combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the Unaudited Pro Forma Combined Financial Statements;

●	the historical audited financial statements of the Company for the fiscal year ended December 29, 2024 and the related notes in its Annual Report for such fiscal year;

●	the historical unaudited financial statements of the Company as of and for the thirty-nine weeks ended September 28, 2025 and the related notes in its Quarterly Report on Form 10-Q for such period;

●	the audited financial statements of Sunder as of and for the year ended December 31, 2024, and the unaudited financial statements of Sunder as of and for the six months ended June 30, 2025, which are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

●

the audited carveout financial statements of the SunPower Businesses as of and for the thirty-nine weeks ended September 29, 2024, which are attached as Exhibit 99.1 to the Current Report on Form 8-K/A dated September 30, 2024 and filed on December 16, 2024.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial statements are described in the accompanying notes. The unaudited pro forma combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition and Financing occurred on the dates indicated. Further, the unaudited pro forma combined financial statements do not purport to project the future operating results or financial position of SunPower following the completion of the Acquisitions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 2025

(In thousands, except shares and per share data)

	SunPower Historical Results of Operations	Sunder Historical Results of Operations (Note 2)	Transaction Adjustments (Note 3)		Pro Forma Results of Operations
Revenues	$220,269	$56,084	$—		$276,353
Cost of revenues	126,970	—	2,132	(A)	129,102
Gross profit (loss)	93,299	56,084	(2,132)		147,251
Operating expenses
Sales commissions	24,273	45,615	—		69,888
Sales and marketing	21,764	1,251	—		23,015
General and administrative	52,382	15,916	364	(A)	68,662
Total operating expenses	98,419	62,782	364		161,565
Loss from continuing operations	(5,120)	(6,698)	(2,496)		(14,314)
Interest expense	(23,258)	(246)	(4,389	)(B)	(27,893)
Interest income	3	36	—		39
Other income (expense), net	(1,724)	320	—		(1,404)
Total other income (expense), net	(24,979)	110	(4,389)		(29,258)
Loss from continuing operations before income taxes	(30,099)	(6,588)	(6,885)		(43,572)
Income tax (provision) benefit	—	—	—		—
Net loss from continuing operations	$(30,099)	$(6,588)	$(6,885)		$(43,572)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	$(0.37)				$(0.51)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	82,036,790		$3,296,704	(C)	$85,333,494

The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 29, 2024

(In thousands, except shares and per share data)

		SunPower Businesses						Sunder Energy
	SunPower Historical Results of Operations	Historical Results of Operations	Reclassification Adjustments (Note 3)		Transaction Adjustments (Note 3)		Pro Forma Results of Operations	Historical Results of Operations	Transaction Adjustments (Note 3)		Pro Forma Results of Operations	Pro Forma Results of Operations
Revenues	$108,742	$273,118	$—		$—		$273,118	$44,293	$—		$44,293	$426,153
Cost of revenues	69,240	173,062	—		—		173,062	—	2,843	(A)	2,843	245,145
Gross profit (loss)	39,502	100,056	—		—		100,056	44,293	(2,843)		41,450	181,008
Operating expenses:
Sales commissions	24,590	—	33,398	(D)	—		33,398	37,554	—		37,554	95,542
Sales and marketing	6,827	—	13,257	(D)	—		13,257	1,170	—		1,170	21,254
General and administrative	76,594	—	177,238	(D)	(2,776	)(E)	174,462	16,146	9,764	(A)	25,910	276,966
Sales, general and administrative	—	219,932	(219,932)	(D)	—		—	—	—		—	—
Loss on goodwill impairment	—	103,926	—		—		103,926	—	—		—	103,926
Research and development	—	3,961	(3,961)	(D)	—		—	—	—		—	—
Total operating expenses	108,011	327,819	—		(2,776)		325,043	54,870	9,764		64,634	497,688
(Loss) income from continuing operations	(68,509)	(227,763)	—		2,776		(224,987)	(10,577)	(12,607)		(23,184)	(316,680)
Interest expense	(16,223)	(285)	—		(13,274	)(F)	(13,559)	(180)	(4,605	)(B)	(4,785)	(34,567)
Interest income	19	—	—		—		—	18	—		18	37
Insurance proceeds	—	—	—		—		—	—	—		—	—
Other income (expense), net	7,932	(12)	—		—		(12)	4,525	—		4,525	12,445
Gain on troubled debt restructuring	22,337	—	—		—		—	—	—		—	22,337
Total other income (expense), net	14,065	(297)	—		(13,274)		(13,571)	4,363	(4,605)		(242)	252
Loss from continuing operations before income taxes	(54,444)	(228,060)	—		(10,498)		(238,558)	(6,214)	(17,212)		(23,426)	(316,428)
Income tax (provision) benefit	—	572	—		—		572	—	—		—	572
Net loss from continuing operations	(54,444)	(227,488)	—		(10,498)		(237,986)	(6,214)	(17,212)		(23,426)	(315,856)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted												$(4.51)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	66,655,837								3,333,334	(C)	3,333,334	69,989,171

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X, and presents the pro forma financial condition and results of operations of the Company based on the historical financial information of the Company, SunPower Businesses and Sunder after giving effect to the Acquisitions and reclassifications and financing adjustments as set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not reflect any management adjustments for expected effects of the Acquisitions.

The unaudited pro forma combined statements of operations for the fiscal year ended December 29, 2024 combine the historical statements of operations of the Company, SunPower Businesses and Sunder on a pro forma basis as if the Acquisitions and the Financing, had been consummated on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma combined statements of operations for the thirty-nine week period ended September 28, 2025, combine the historical statements of operations of the Company, and Sunder on a pro forma basis as if the Sunder Acquisition and the financing of the Sunder Acquisition had been consummated on January 1, 2024, the beginning of the earliest period presented.

SunPower Businesses Acquisition

On August 5, 2024, the Company entered into an Asset Purchase Agreement (the “APA”) with SunPower Corporation and SunPower Corporation’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the sale and purchase of certain assets relating to the Blue Raven Solar business, New Homes Business and Non-Installing Dealer network previously operated by the SunPower Debtors. The APA was entered into in connection with a voluntary petition filed by SunPower Corporation under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The SunPower Acquisition was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired Assets (as defined in the APA) effective September 30, 2024, in the Company’s fourth fiscal quarter of 2024, in consideration for a cash purchase price of $54.5 million. The acquisition transaction under the APA is referred to herein as the “SunPower Acquisition,” and the assets and businesses acquired by the Company under the APA are referred to as the “SunPower Businesses.”

The following table summarizes the final fair values of identifiable assets acquired and liabilities assumed and measurement period adjustments (in thousands):

Net assets acquired:
Cash	$1,000
Accounts receivable	16,614
Inventories	48,388
Prepaid expenses and other current assets	2,219
Property and equipment	5,867
Operating lease right-of-use assets	2,506
Other noncurrent assets	541
Intangibles	15,894
Deferred revenue	(7,361)
Accounts payable	(5,270)
Accrued expenses and other current liabilities	(13,955)
Operating lease liabilities	(2,963)
Other long-term liabilities	(8,980)
Fair value of net tangible assets acquired	54,500
Goodwill recognized	—
Consideration transferred	$54,500

The historical results of the SunPower Businesses included in the pro forma combined statement of operations for the fiscal year ended December 29, 2024 include the historical results of operations for the SunPower Businesses from January 1, 2024 through September 29, 2024, which were derived from the audited carveout financial statements of the SunPower Businesses as of and for the thirty-nine weeks ended September 29, 2024.

Sunder Acquisition

On September 21, 2025, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) with Sunder Energy LLC (“Sunder” or “Sunder Acquisition”) and the seller, Chicken Parm Pizza LLC (“Seller/Member”), the sole member of Sunder. The acquisition of Sunder was completed in the Company’s third fiscal quarter on September 24, 2025, and the financial results of Sunder have been included in the Company’s unaudited condensed consolidated financial statements since the date of acquisition. On September 24, 2025 (“Closing”), the Company completed the acquisition of all assets and assumption of all liabilities of the Membership Interests of Sunder for aggregate consideration of $57.8 million. Sunder is a solar sales company.

Per the terms of the MIPA, the Company acquired all of the outstanding membership interest of Sunder for (1) $20.7 million in cash, subject to certain working capital and other adjustments; (2) a promissory note to the Member in the principal amount of $20.0 million (“Seller Note”); (3) and 10.0 million shares of the Company’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share).

The total consideration is summarized as follows (in thousands except shares):

Consideration
Cash	$20,689
Seller note	20,000
3,333,334 shares of the Company’s common stock issued at Closing	5,700
Contingent consideration arrangement – up to 6,666,666 shares of the Company’s common stock to be issued	11,400
Fair value of total consideration transferred	$57,789

The fair values of assets acquired and liabilities assumed are based upon a provisional valuation of the assets acquired and liabilities assumed, and the Company’s estimates and assumptions are subject to change within the measurement period. Finalization of the fair values remains open for the components of working capital, identification and valuation of intangibles and allocation of goodwill.

The following table summarizes the provisional fair value of identifiable assets acquired and liabilities assumed (in thousands):

Net assets acquired:
Accounts receivable	$257
Prepaid expenses and other current assets	387
Property and equipment	241
Operating lease right-of-use assets	313
Other noncurrent assets	552
Intangibles	25,922
Contract liabilities	(11,073)
Accounts payable	(184)
Accrued expenses and other current liabilities	(1,322)
Operating lease liabilities	(215)
Fair value of net tangible assets acquired	14,878
Goodwill recognized	42,911
Consideration transferred	$57,789

Goodwill represents the excess of the estimated consideration transferred over the fair value of the net tangible and intangible assets acquired that is associated with the excess cash flows that the acquisition is expected to generate in the future.

Financing of the Acquisitions

SunPower Acquisition

The Company financed the SunPower Acquisition by issuing 7% convertible senior notes in September 2024 (the “September 2024 Notes”). The September 2024 Notes mature on July 1, 2029 and are convertible into the Company’s common stock at the option of the holder at a conversion rate of $2.14 per share. The September 2024 Notes will become immediately due and payable at the option of the holder in the event of default and upon a qualifying change of control event. The principal amount of the September 2024 Notes was $66.8 million and debt issuance costs of $66.8 million. In addition to the 7% interest, debt issuance costs are being amortized on a straight-line basis over the term of the September 2024 Notes.

Sunder Acquisition

The acquisition of Sunder was financed as follows: (i) on September 21, 2025, the Company issued $22.0 million of 7% senior unsecured convertible notes (the “September 2025 Notes”), (ii) at closing on September 24, 2025, the Company issued a $20.0 million note to the sellers of Sunder (the “Seller Note”) and (iii) also at closing the Company agreed to issue 10.0 million shares of the Company’s stock which had a fair value of $17.1 million at the closing date of the Sunder acquisition.

The September 2025 Notes were issued pursuant to an Indenture agreement with U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The September 2025 Notes issued under the Indenture bear interest at 7.0% per annum, and the interest is payable semiannually in arrears on January 1 and July 1 of each year beginning on January 1, 2025. The principal is payable in full at maturity on July 1, 2029. The September 2025 Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $2.14 per common share. Holders of the September 2025 Notes may convert at any time. The September 2025 Notes may be declared due and payable at the option of the holder upon an event of default and upon a qualifying change of control event.

The Seller Note has an original principal amount of $20.0 million. The Seller Note bears interest at 7.0% per annum, compounded at the end of each calendar quarter. Interest is due and payable concurrent with the payment of the principal balance. The maturity date under the Seller Note is the earlier of (i) May 15, 2026 and (ii) the date on which all amounts under the Seller Note otherwise become due and payable following an event of default. The Seller Note must also be repaid in the event of a change of control of the Company or the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries. The Company concluded that since the sellers joined the Company and have a level of influence that is not insignificant, they are related parties of the Company and therefore the Seller Note is a related party obligation.

The Sunder Acquisition was also financed through the issuance of shares of the Company’s common stock. The Company agreed to issue 10.0 million shares of the Company’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share). At closing the Company issued 3,333,334 shares of the Company’s common stock and subject to approval of such issuances by the Company’s stockholders, the Company will issue an additional 3,333,333 shares of the Company’s common stock to be issued on the 12-month anniversary of the Closing and (y) a further 3,333,333 shares of the Company’s common stock to be issued on the 18-month anniversary of the Closing (“Deferred Consideration Shares”). In lieu of issuing the Deferred Consideration Shares, the Company, in its sole discretion, may elect to pay the Member a cash payment equal to the number of Deferred Consideration Shares otherwise issuable by the Company multiplied by the volume-weighted average price of the Company’s common stock as quoted on Nasdaq for the 30-trading day period ending two business days prior to the date on which the applicable Deferred Consideration Shares were otherwise issuable (“Cash in Lieu Amount”). If the Company elects to pay the Cash in Lieu Amount, 50% of the Cash in Lieu Amount will be paid on the three-month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable, with the remaining 50% of the Cash in Lieu Amount payable on the 6 month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable. The shares of the Company’s common stock were valued at $17.1 million at the date of acquisition. The deferred consideration paid and payable in connection with the Sunder acquisition was accounted for on the Company’s balance sheet as of September 28, 2025, as (i) $5.7 million within Additional paid-in capital, (ii) $5.7 million within Accrued expenses and other current liabilities, and (iii) $5.7 million within Other long-term liabilities. The transaction adjustments within the pro forma results of operations for the thirty-nine weeks ended September 28, 2025 and fiscal year ended December 29, 2024 present the 3,333,334 shares of common stock issued in connection with the Sunder acquisition (Refer to Item (C) within the Transaction Adjustments in the pro forma results of operations for the periods presented.)

2.	Sunder Year to Date Results through September 23, 2025

The historical pro forma results of Sunder for the period from January 1, 2025 through September 23, 2025 were derived from the unaudited financial statements for the six months ended June 30, 2025 and interim results of operations for the period from July 1, 2025 through September 23, 2025 as follows (in thousands):

	Six Months Ended June 30, 2025	July 1, 2025 thru September 23, 2025	Year to Date Through September 23, 2025
Revenues	$40,012	$16,072	$56,084
Operating expenses
Sales commissions	33,339	12,276	45,615
Sales and marketing	771	480	1,251
General and administrative	11,458	4,458	15,916
Total operating expenses	45,568	17,214	62,782
Loss from operations	(5,556)	(1,142)	(6,698)
Interest expense	(168)	(78)	(246)
Interest income	33	3	36
Other income (expense), net	10	310	320
Total other income (expense), net	(125)	235	110
Loss from before income taxes	(5,681)	(907)	(6,588)
Income tax (provision) benefit	-	-	-
Net loss	$(5,681)	$(907)	$(6,588)

The historical pro forma results of Sunder for the year ended 2024 were derived from Sunder’s audited financial statements.

3.	Notes to the Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for fiscal year ended December 29, 2024 and the thirty-nine week period ended September 28, 2025, are as follows:

A.	As of the acquisition date, the provisional components of Sunder intangibles acquired and their useful lives were as follows (in thousands):

	Estimated useful life	Amount
Customer related intangible	1 year	$9,279
Trademark - Sunder	5 years	2,427
Developed technology - Sunder	5 years	14,216
Intangible assets acquired		$25,922

Intangible assets are amortized on a straight-line basis. This transaction adjustment reflects the pro forma amortization expense for the thirty-nine week period ended September 28, 2025, as if the acquisition occurred and corresponding intangible assets were established on January 1, 2024. The components of the pro forma amortization expense are as noted below (in thousands):

	Thirty-Nine Weeks Ended	Fiscal Year Ended
	September 28, 2025	December 29, 2024
Customer related intangible	$—	$9,279
Trademark	364	485
Developed technology	2,132	2,843
Total pro forma amortization expense	$2,496	$12,607
Classified within cost of revenues	$2,132	$2,843
Classified within general and administrative expense	364	9,764

The above estimates of intangible assets’ fair values and useful lives are provisional and subject to change upon finalization of the fair values of the assets acquired.

B.	Transaction adjustment reflects (i) the impact of interest expense and amortization of debt issuance costs arising from the September 2025 Notes issued in connection with the acquisition of Sunder, assuming the September 2025 Notes were issued on January 1, 2024 and (ii) the impact of interest expense arising from the $20.0 million Seller Note issued in connection with the acquisition of Sunder, assuming the Seller Note was issued on January 1, 2024. The components of pro forma interest and amortization of debt issuance costs are as follows (in thousands):

	Thirty-Nine Weeks Ended	Fiscal Year Ended
	September 28, 2025	December 29, 2024
September 2025 Notes	$3,244	$3,168
Seller Note	1,145	1,437
Total pro forma interest expense	$4,389	$4,605

C.	The pro forma results of operations include 3,333,334 shares of the Company’s stock issued at the date of the Sunder Acquisition. As of September 28, 2025, the historical weighted average shares outstanding included 36,630 shares issued in connection with the Sunder Acquisition. As such, incremental shares of 3,296,704 shares included in the pro forma shares outstanding as of September 28, 2025 is net of the 36,630 shares included in the historical weighted average shares outstanding. The 6,666,666 Deferred Consideration Shares were excluded from the computation of pro forma net loss per share because issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

D.	To conform the financial statement presentation for the SunPower Acquisition to the Company’s presentation within the Statement of Operations for the fiscal year ended December 29, 2024.

E.	The intangible assets and related useful lives of the SunPower Acquisition are as follows (in thousands):

	Estimated useful life	Amount
Trademark – Blue Raven	10 years	$7,094
Trademark – SunPower	10 years	4,300
Developed technology	3 years	4,500
Intangible assets acquired		$15,894

Intangible assets are amortized on a straight-line basis. This transaction adjustment reflects the pro forma amortization expense for the fiscal year ended December 29, 2024, as if the SunPower Acquisition occurred and corresponding intangible assets were established on January 1, 2024. The components of the pro forma amortization expense for the fiscal year ended December 29, 2024, are as noted below (in thousands):

	Total amortization of intangible assets	Included in historical results	Pro forma amortization
SunPower Acquisition
Trademark – Blue Raven	$709	$210	$499
Trademark – SunPower	430	130	300
Developed technology	1,500	375	1,125
Total pro forma SunPower Acquisition intangible asset amortization expense	$2,639	$715	$1,924

The historical results of operations of the SunPower Businesses for the period from January 1, 2024 through September 29, 2024, included intangible asset amortization of $4.7 million. As such, the transaction adjustment for the intangible assets includes the $1,924 of intangible asset amortization, net of the $4.7 million of intangible asset amortization included in the historical results of operations as noted below (in thousands):

Pro forma SunPower Acquisition intangible asset amortization expense	$1,924
Historical intangible asset amortization expense	(4,700)
SunPower pro forma intangible asset transaction adjustment	$(2,776)

All of the SunPower Acquisition intangible asset amortization expense is classified within general and administrative expense.

F.	Transaction adjustment reflects the impact of interest and amortization of debt issuance costs arising from the September 2024 Notes issued in connection with the SunPower Acquisition for the period from January 1, 2024 through September 29, 2024, assuming the September 2024 Notes were issued on January 1, 2024, The components of pro forma interest and amortization of debt issuance costs for the fiscal year ended December 29, 2024, are as follows (in thousands):

SunPower Acquisition – financing expense
September 2024 Notes	$18,598
Less amount included in the historical results of operations	(5,324)
SunPower pro forma interest expense	$13,274